Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                               Longitude Capital Partners, LLC

Address:                            800 El Camino Real, Suite 220
                                    Menlo Park, CA  94025

Designated Filer:                   Longitude Venture Partners, L.P.

Issuer & Ticker Symbol:             Corcept Therapeutics Incorporated (CORT)

Date of Event Requiring Statement:  January 21, 2011

Signature:                          /s/ Juliet Tammenoms Bakker
                                    ----------------------------
                                    Name: Juliet Tammenoms Bakker
                                    Its:  Managing Member

Name:                               Longitude Capital Associates, L.P.

Address:                            800 El Camino Real, Suite 220
                                    Menlo Park, CA  94025

Designated Filer:                   Longitude Venture Partners, L.P.

Issuer & Ticker Symbol:             Corcept Therapeutics Incorporated (CORT)

Date of Event Requiring Statement:  January 21, 2011

Signature:                          By: LONGITUDE CAPITAL PARTNERS, LLC
                                    Its:  General Partner

                                    /s/ Juliet Tammenoms Bakker
                                    ----------------------------
                                    Name: Juliet Tammenoms Bakker
                                    Its:  Managing Member


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Name:                               Juliet Tammenoms Bakker

Address:                            800 El Camino Real, Suite 220
                                    Menlo Park, CA  94025

Designated Filer:                   Longitude Venture Partners, L.P.

Issuer & Ticker Symbol:             Corcept Therapeutics Incorporated (CORT)

Date of Event Requiring Statement:  January 21, 2011

Signature:                          By: /s/ Juliet Tammenoms Bakker
                                        ---------------------------